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                                                          Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ZORAN CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                     94-2794449
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. employer identification no.)
 incorporation or organization)

                              3112 Scott Boulevard
                          Santa Clara, California 95054
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                                ZORAN CORPORATION
   1993 STOCK OPTION PLAN, 1995 EMPLOYEE STOCK PURCHASE PLAN, 1995 OUTSIDE
   DIRECTORS PLAN, 2000 NONSTATUTORY STOCK OPTION PLAN AND INDIVIDUAL OPTION
   AGREEMENTS GRANTED UNDER THE PIXELCAM, INC. 1998 EQUITY INCENTIVE PLAN
   AND ASSUMED BY ZORAN CORPORATION AND INDIVIDUAL OPTION AGREEMENTS GRANTED
   UNDER THE NOGATECH, INC. 1999 STOCK OPTION PLAN AND THE NOGATECH, INC.
   2000 EQUITY INCENTIVE PLAN AND ASSUMED BY ZORAN CORPORATION

   -------------------------------------------------------------------------
                            (Full title of the plan)


                              Levy Gerzberg, Ph.D.
                      President and Chief Executive Officer
                                Zoran Corporation
                              3112 Scott Boulevard
                          Santa Clara, California 95054
                -------------------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (408) 919-4111.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

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                                                 CALCULATION OF REGISTRATION FEE

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                                                                       Proposed maximum       Proposed maximum
     Title of Securities to be registered(1)        Amount to be       offering price per     aggregate offering        Amount of
                                                    registered              share(3)                price(3)        registration fee
                                                      share(2)
------------------------------------------------ ------------------ ----------------------- ---------------------- -----------------
1993 STOCK OPTION PLAN
Common Stock                                         1,480,000              $43.78              $   64,794,400         $17,105.72
Par Value $0.001

1995 EMPLOYEE STOCK PURCHASE PLAN
Common Stock                                           100,000              $51.50              $    5,150,000         $ 1,359.60
Par Value $0.001

1995 OUTSIDE DIRECTORS STOCK OPTION PLAN
Common Stock                                           100,000              $51.50              $    5,150,000         $ 1,359.60
Par Value $0.001

2000 NONSTATUTORY STOCK OPTION PLAN
Common Stock                                           300,000              $51.50              $   15,450,000         $ 4,078.80
Par Value $0.001

ASSUMED PIXEL CAM OPTIONS                                4,180
Common Stock                                                                $51.50              $      215,270         $    56.83
Par Value $0.001

ASSUMED NOGATECH OPTIONS                               169,361
Common Stock                                                                $51.50              $ 8,722,091.50         $ 2,302.63
Par Value $0.001
TOTAL:                                               1,653,541                                  $99,481,761.50         $   26,264

-------------------------
1    The securities to be registered include options to acquire such Common
     Stock.

2 Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3 Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the 1993 Stock Option Plan and the 1995 Outside Directors Stock Option Plan, the price is computed on the basis of the weighted average exercise price. As to the remaining shares under the 1993 Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on November 3, 2000, as reported on the National Association of Securities Dealers Automated Quotations System. The 1995 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock, and, therefore, the price for shares under this plan is based upon 85% of the average of the high and low prices of the Common Stock on November 3, 2000, as reported on the Nasdaq National Market. The price of the Assumed Options is computed on the basis of the weighted average exercise prices of the Assumed Options.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Zoran Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission on March 30, 2000, and as amended on May 5, 2000 (No. 0-27246).

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

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         The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable.

ITEM 8.  EXHIBITS

         See Exhibit Index.

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)     To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                          (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement

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relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on October 31, 2000.

                                   Zoran Corporation



                                   By:   /s/ LEVY GERZBERG, Ph.D.
                                         --------------------------------------
                                         Levy Gerzberg, Ph.D.,
                                         President and Chief Executive Officer


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                       SIGNATURES AND POWER OF ATTORNEY

         The officers and directors of Zoran Corporation whose signatures appear below, hereby constitute and appoint Levy Gerzberg, Ph.D. and Karl Schneider, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on October 31, 2000.

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
Signature                                                 Title

/s/ LEVY GERZBERG, PH.D.
-------------------------------                           President, Chief Executive Officer, and Director
Levy Gerzberg, Ph.D.                                      (Principal Executive Officer)


/s/ KARL SCHNEIDER
-------------------------------                           Vice President of Finance, Chief Financial Officer
Karl Schneider                                            (Principal Financial and Accounting Officer)


/s/ UZIA GALIL
-------------------------------                           Chairman of the Board of Directors
Uzia Galil



-------------------------------                           Director
James D. Meindl


/s/ ARTHUR B. STABENOW
-------------------------------                           Director
Arthur B. Stabenow


/s/ PHILIP M. YOUNG
-------------------------------                           Director
Philip M. Young

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                                  EXHIBIT INDEX


4.1 Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, effective on December 14, 1995 (No. 33-98630-LA)

4.2 Bylaws of the Company are incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, effective on December 14, 1995 (No. 33-98630-LA)

4.3 Amended and Restated Stock Rights Agreement dated July 30, 1993, among the Company and certain of its stockholders, as amended, is incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, effective on December 14, 1995 (No. 33-98630-LA)

5         Opinion re legality

23.1      Consent of Counsel (included in Exhibit 5)

23.2      Consent of PricewaterhouseCoopers LLP

24 Power of Attorney (included in signature pages to this registration statement)

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